EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated of our reports dated January 27, 2009, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, included in the 2008 Annual Report to Shareholders of McCormick & Company, Incorporated.

Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 15(a). This schedule is the responsibility of McCormick & Company, Incorporated’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is January 27, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed
S-3ASR	333-155776	11/28/08
S-8	333-155775	11/28/08
S-8	333-150043	4/2/08
S-3ASR	333-147809	12/4/07
S-8	333-142020	4/11/07
S-8	333-123808	4/4/05
S-8 POS	333-104084	3/23/05
S-3	333-122366	1/28/05
S-8	333-114094	3/31/04
S-8	333-104084	3/28/03
S-3/A	333-46490	1/23/01
S-8	333-93231	12/21/99
S-8	333-74963	3/24/99
S-3	333-47611	3/9/98
S-8	333-23727	3/21/97
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88

of our reports dated January 27, 2009, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries incorporated herein by reference, our report dated January 27, 2009, with respect to the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated for the year ended November 30, 2008.

/s/ Ernst & Young LLP

Baltimore, Maryland

January 27, 2009